AGREEMENT

This Agreement (“Agreement”) is made as of __________, 2007, by and between the undersigned shareholder (“Shareholder”) and ProElite, Inc., a New Jersey corporation (“ProElite”), with reference to the facts set forth below:

WITNESSETH:

WHEREAS, ProElite is offering (the “Offering”) for sale to accredited investors a minimum of $25 million and a maximum of $60 million of units. The purchase price of each unit is $7.00 and each unit consists of one share of common stock and one-half of a five-year warrant to purchase one share of common stock. The warrants included in the units (the “Warrants”) have an exercise price of $7.00 per share.

WHEREAS, ten percent of the units sold in the Offering, not to exceed $5 million, may include shares of common stock and shares of common stock underlying warrants and options held by certain selling shareholders.

WHEREAS, ProElite has allocated the number of shares of common stock set forth below Shareholder’s signature for Shareholder to sell in the Offering (the “Allocated Shares”), and of the Allocated Shares, Shareholder is selling the number of shares set forth below Shareholder’s signature at a price of $7.00 per share (the “Seller Shares”).

[ WHEREAS, Shareholder submitted a written Notice of Exercise, attached hereto as Exhibit A to ProElite]1

WHEREAS, ProElite will not receive any of the proceeds from the sale of securities by the Shareholder[, except proceeds from the exercise of the [warrants][options], pursuant to the Notice of Exercise.]1

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the adequacy and receipt of which is hereby acknowledged, the Shareholder and ProElite agree as follows:

1.  Shareholder agrees, acknowledges and understands that of the gross proceeds received from investor, ProElite will directly receive consideration for the Seller Shares, which will be deposited into the escrow account. The proceeds will then be distributed to Shareholder after closing of the Offering, net of (i) the amount owed to ProElite, if any, from the exercise of any options or warrants in connection with the sale and (ii) the 10% commission payable to Hunter World Markets, Inc., the placement agent of the Offering.

2.  ProElite will issue Warrants in consideration for the Shareholder’s agreement to extend the period during which the balance of his, her or its securities remain locked up, pursuant to that certain Lock-up Agreement between the Shareholder and ProElite, attached hereto as Exhibit [A][B].

1 Include only if Shareholder exercised options or warrants.

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3.  This Agreement, along with the Lock-up Agreement[ and the Notice of Exercise]1, represent the entire understanding between the Shareholder and ProElite with respect to the sale of and the proceeds from the sale of the Seller Shares and the lock-up of the remaining securities owned by Shareholder, and supersede all prior written or oral agreements, if any.

4.  This Agreement may not be modified or changed unless in writing signed by both Shareholder and ProElite.

5.  Each of the parties hereto shall from time to time at the request of any other party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as such other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

6.  The headings in this Agreement are for convenience and shall not be used to interpret any of the provisions of this Agreement.

7.  No waiver of any provision of this Agreement shall be effective and binding unless signed in writing by the party charged with such waiver.

8.  This Agreement shall be construed and enforced under and pursuant to the laws of the State of California.

9.  This Agreement shall be binding upon Shareholder and ProElite.

10.  This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed by facsimile.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

AGREED AND ACCEPTED:

SHAREHOLDER	PROELITE, INC.

By: ______________________________________________
Name:____________________________________________
Number of Allocated Shares: __________________________
Number of Seller Shares: _____________________________
By: Name:_______________________________ Title:________________________________

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EXHIBIT [A] (1)
NOTICE OF EXERCISE

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EXHIBIT [A][B] (1)

LOCK-UP AGREEMENT

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